SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

POST-EFFECTIVE AMENDMENT NO. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

THE DOW CHEMICAL COMPANY
(a Delaware corporation)
Executive Offices -- 2030 Dow Center
Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128
____________________

1998-99 PETRODOW EMPLOYEES’ STOCK PURCHASE PLAN
(Full title of the plan)
_________________________

Richard L. Manetta
Corporate Vice President and General Counsel
THE DOW CHEMICAL COMPANY
2030 Dow Center
Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

____________________

This Post-Effective Amendment No. 1 is being filed to amend Registration Statement No. 333-52993 on Form S-8 pursuant to which the Registrant originally registered 2,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for sale through the 1998-99 Petrodow Employees’ Stock Purchase Plan (the "Plan"). After the Registration Statement was filed and became effective, eligible employees purchased 230 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 1,770 shares of the Stock. (All numbers are on a pre-split basis and do not reflect the 3 for 1 stock split that was effective on June 16, 2000).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-52993 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on November 6, 2001.

THE DOW CHEMICAL COMPANY
(Registrant)

By: /S/_RICHARD L. MANETTA___________
RICHARD L. MANETTA, Corporate
Vice President and General Counsel